Exhibit 4.5

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 15, 2026, is made and entered into by and among AIR Global plc (formerly known as AIR Holdings Limited), a public limited company organized under the laws of Jersey (“PubCo”), Cantor Equity Partners III, Inc., a Cayman Islands exempted company (“SPAC”), Cantor EP Holdings III, LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned holders listed on the signature pages hereto under the heading “Specified Holders” (such persons, the “Specified Holders” and, together with Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, each a “Holder” and, collectively, “Holders”). Capitalized terms used and not otherwise defined herein shall have the same meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on June 25, 2025, SPAC and Sponsor entered into that certain Registration Rights Agreement (the “Original Registration Rights Agreement”);

WHEREAS, on November 7, 2025, PubCo (at such time, a private limited company organized under the laws of Jersey), SPAC, AIR Limited, a private limited company organized under the laws of Jersey (the “Company”), Genesis Cayman Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Cayman Merger Sub”), and Genesis Jersey Merger Sub Limited, a private limited company organized under the laws of Jersey and a wholly-owned subsidiary of PubCo (“Jersey Merger Sub”), entered into that certain Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, upon and subject to the terms and conditions thereof and in accordance with applicable law, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Cayman Merger Sub will merge with and into SPAC (the “Cayman Merger”), with SPAC continuing as the surviving entity, and with the holders of SPAC Ordinary Shares, including Sponsor, receiving PubCo Ordinary Shares; (b) Jersey Merger Sub will merge with and into the Company (the “Jersey Merger,” and, together with the Cayman Merger, the “Mergers”), with the Company continuing as the surviving entity, and with the holders of ordinary shares of the Company, with a par value of $19.7456 per share, receiving PubCo Ordinary Shares; and (c) as a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, among other matters, SPAC and the Company will become wholly-owned subsidiaries of PubCo, and PubCo will become a publicly traded company;

WHEREAS, pursuant to Section 5.5 of the Original Registration Rights Agreement, the provisions, covenants, and conditions set forth therein may be amended or modified upon the written consent of SPAC and the holders of at least a majority in interest of the Registrable Securities (as defined in the Original Registration Rights Agreement) at the time in question, and

Sponsor is holder of at least a majority in interest of the Registrable Securities (as defined in the Original Registration Rights Agreement) as of the date hereof; and

WHEREAS, SPAC and Sponsor desire to amend and restate the Original Registration Rights Agreement in its entirety and enter into this Agreement, pursuant to which PubCo shall grant Holders certain registration rights with respect to certain securities of PubCo as set forth in this Agreement and terminate the Original Registration Rights Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS
1.1
Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of PubCo, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of PubCo.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Cayman Merger” shall have the meaning given in the Recitals hereto.

“Cayman Merger Sub” shall have the meaning given in the Recitals hereto.

“Class A Ordinary Shares” shall mean Class A ordinary shares of SPAC, par value $0.0001 per share.

“Class B Ordinary Shares” shall mean Class B ordinary shares of SPAC, par value $0.0001 per share.

“Closing” shall have the meaning given in the Recitals hereto.

“Closing Date” shall mean the date of the Closing.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Recitals hereto.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Filing Deadline” shall have the meaning given in subsection 2.3.1.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

“Founder Shares” shall mean PubCo Ordinary Shares issued to Sponsor in the Cayman Merger in exchange for the Class A Ordinary Shares issued to Sponsor upon conversion of the Class B Ordinary Shares held by Sponsor immediately prior to the Cayman Merger in accordance with SPAC’s amended and restated memorandum and articles of association.

“Holders” shall have the meaning given in the Preamble.

“Jersey Merger” shall have the meaning given in the Recitals hereto.

“Jersey Merger Sub” shall have the meaning given in the Recitals.

“Lock-Up Period” shall mean (a) with respect to Sponsor Holders, the Sponsor Lock-Up Period and (b) with respect to the Specified Holders, the lock-up period specified in Section 3.1(b)(ii) of the Business Combination Agreement.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Mergers” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.2.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals.

“Permitted Transferees” shall mean (a) prior to the expiration of the applicable Lock-Up Period, any person or entity to whom a Holder is permitted to transfer its Registrable Securities prior to the expiration of the applicable Lock-Up Period pursuant to, as applicable, the Sponsor Support Agreement, Section 3.1(b)(ii) of the Business Combination Agreement or any other applicable agreement between such Holder and PubCo, and (b) after the expiration of the applicable Lock-Up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement Shares” shall mean the PubCo Ordinary Shares issued to Sponsor in the Cayman Merger in exchange for the Class A Ordinary Shares purchased by Sponsor at the closing of SPAC’s initial public offering.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“PubCo” shall have the meaning given in the Preamble.

“PubCo Ordinary Shares” shall mean ordinary shares of PubCo, par value $0.01 per share.

“Registrable Security” shall mean (a) the PubCo Ordinary Shares set forth on Schedule A hereto (which, for the avoidance of doubt, shall include all of the Founder Shares and Private Placement Shares); (b) to the extent not listed on Schedule A hereto, any outstanding PubCo Ordinary Shares or any other equity security (including PubCo Ordinary Shares issued or issuable upon the exercise of any other equity security) of PubCo to the extent held by a Holder as of the date of this Agreement or as of the Closing Date, including any securities purchased in connection therewith; and (c) any other equity security of PubCo issued or issuable with respect to any PubCo Ordinary Shares described in the preceding subclauses (a) through (c), by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation, re-domestication, reorganization, or other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry notations for such securities not bearing a legend restricting further transfer shall have been delivered or noted by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (vi) such securities have otherwise ceased to be held by a Holder.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which PubCo Ordinary Shares are then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for PubCo;

(v) reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration; and

(vi) reasonable fees and expenses of one (1) legal counsel representing Holders, as selected by Holders holding a majority of the then-outstanding Registrable Securities included, or to be included, in such Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“SEC Guidance” shall have the meaning given in subsection 2.3.2.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Significant Specified Holder” shall mean any Specified Holder holding at least 10% of the then-outstanding PubCo Ordinary Shares.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Ordinary Shares” shall mean the Class A Ordinary Shares and the Class B Ordinary Shares.

“Specified Holders” shall have the meaning given in the Preamble hereto.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Holders” shall mean Sponsor and its Permitted Transferees who hold Registrable Securities.

“Sponsor Lock-Up Period” shall mean Lock-Up Period as defined in the Sponsor Support Agreement.

“Sponsor Support Agreement” shall mean that certain Sponsor Support Agreement, dated as of November 7, 2025, by and among the Company, PubCo, SPAC and Sponsor.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS
2.1
Demand Registration.
2.1.1.
Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the Closing Date, any Significant Specified Holder (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). PubCo shall, within ten (10) calendar days of PubCo’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify PubCo, in writing, within five (5) calendar days after the receipt by such Holder of the notice from PubCo. Upon receipt by PubCo of any such written notification from a Requesting Holder(s) to PubCo, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and PubCo shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders(s) and Requesting Holder(s) pursuant to such Demand Registration, including by (x) filing or confidentially submitting a Registration Statement relating thereto as soon as practicable, but not more than sixty (60) calendar days immediately after PubCo’s receipt of the Demand Registration, and (y) using its reasonable best efforts to have such Registration Statement become effective as soon as practicable after

PubCo’s receipt of the Demand Registration but in any event no later than within ninety (90) calendar days or, if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission, within one hundred twenty (120) calendar days; provided, that PubCo shall request the Registration Statement to be declared effective as soon as practicable but in any event no later than within five (5) business days after the date PubCo is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Under no circumstances shall PubCo be obligated to effect more than one (1) Registration pursuant to a Demand Registration under this subsection 2.1.1 in any six (6)-month period. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of PubCo or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
2.1.2.
Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) PubCo has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elects to continue with such Registration and accordingly notifies PubCo in writing, but in no event later than five (5) calendar days, of such election; and provided, further, that PubCo shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.
2.1.3.
Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if (x) a majority-in-interest of the Demanding Holders or (y) a Significant Specified Holder so advise PubCo as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating the Demand Registration in consultation with PubCo. Notwithstanding the foregoing, PubCo is not obligated to effect an Underwritten Offering unless the aggregate gross proceeds from the sale of all Registrable Securities (regardless of Holder) requested to be included in such Underwritten

Offering is reasonably expected by the Requesting Holder to be at least $75,000,000, and PubCo is not obligated to effect (i) more than an aggregate of two (2) Underwritten Offerings pursuant to this subsection 2.1.3 in any twelve (12)-month period, or (ii) an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) calendar days after the closing of an Underwritten Offering.
2.1.4.
Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other PubCo Ordinary Shares or other equity securities that PubCo desires to sell and PubCo Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), PubCo Ordinary Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), PubCo Ordinary Shares or other equity securities of other persons or entities that PubCo is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.
2.1.5.
Demand Registration Withdrawal. At least three (3) business days prior to (i) the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of its Registrable Securities pursuant to a Demand Registration under subsection 2.1.1 (other than an Underwritten Offering pursuant to subsection 2.1.3), a majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any) and (ii) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing an Underwritten Offering pursuant to subsection 2.1.3, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering, in each case of (i) and (ii), shall have the right to withdraw from a Registration pursuant to such applicable Demand

Registration for any or no reason whatsoever upon written notification to PubCo and, if applicable, the Underwriter or Underwriters (if any) of its intention to withdraw from such Registration. Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to any withdrawal under this subsection 2.1.5; provided, that if PubCo pays such expenses related to a Demand Registration initiated by Sponsor, such registration shall count as a Demand Registration for purposes of Section 3.6.
2.2
Piggyback Registration.
2.2.1.
Piggyback Rights. If, at any time on or after the Closing Date, PubCo proposes to file or confidentially submit a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of PubCo (or by PubCo and by the shareholders of PubCo including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) pursuant to a registration statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (d) for an offering of debt that is convertible into equity securities of PubCo or (e) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed filing to all Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) five (5) calendar days in the case of filing a registration statement, prospectus or prospectus supplement and (b) three (3) calendar days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) calendar day), in each case after receipt of such written notice (such Registration a “Piggyback Registration”). PubCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Piggyback Registration pursuant to this subsection 2.2.1. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by PubCo.

2.2.2.
Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises PubCo and Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of PubCo Ordinary Shares that PubCo desires to sell, taken together with (i) PubCo Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) PubCo Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, exceeds the Maximum Number of Securities, then:
(a)
If the Registration is undertaken for PubCo’s account, PubCo shall include in any such Registration (i) first, PubCo Ordinary Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), PubCo Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities;
(b)
If the Registration is pursuant to a request by persons or entities other than Holders of Registrable Securities, then PubCo shall include in any such Registration (i) first, PubCo Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that Holders have requested be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), PubCo Ordinary Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), PubCo Ordinary Shares or other equity securities for the account of other persons or entities that PubCo is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3.
Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at least three (3) business days prior to the earlier of (i) the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or (ii) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing the Underwritten Offering with respect to such Piggyback Registration. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to any withdrawal under this subsection 2.2.3.
2.2.4.
Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.
2.3
Shelf Registration.
2.3.1.
Registration Statement Covering Resale of Registrable Securities. PubCo shall prepare and file or cause to be prepared and filed with the Commission, no later than ninety (90) days following the Closing Date (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders and by Company Shareholders of all PubCo Ordinary Shares that the Company Shareholders received in exchange for their Company Ordinary Shares at the Jersey Effective Time (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form F-3 (or, if Form F-3 is not available to be used by PubCo at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter PubCo becomes eligible to use Form F-3 for secondary sales, PubCo shall, as promptly as reasonably practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. PubCo shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after the Filing Deadline; provided, however, that PubCo’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to PubCo such information regarding the Holder, the securities of PubCo held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by PubCo to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations. Once effective, PubCo shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to applicable lock-up restrictions), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.
2.3.2.
Commission Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3, or if Form F-3 is not then available to PubCo for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that PubCo used reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event PubCo amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, PubCo will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to PubCo or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.3.
Underwritten Shelf Offerings. At any time that a Resale Shelf Registration Statement is effective, if any Demanding Holder delivers a notice to PubCo pursuant to subsection 2.1.3 stating the intention to sell all or part such Holders’ Registrable Securities included on the Shelf Registration Statement in an Underwritten Offering, then PubCo shall promptly amend or supplement the Shelf Registration Statement, as may be necessary in order to enable such Registrable Securities to be distributed pursuant to an Underwritten Offering; provided, that subsections 2.1.3 and 2.1.4 shall apply mutatis mutandis.
2.4
Restrictions on Registration Rights. If Holders have requested an Underwritten Registration and (a) PubCo and Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer, or (b) the filing, initial effectiveness, or continued use of a Registration Statement in respect of such Underwritten Offering at any time would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, or (iii) in the good faith judgment of the Board such Registration would be materially detrimental to PubCo and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case, PubCo shall furnish to such Holders a certificate signed by the Chairman or another authorized representative of the Board stating that in the good faith judgment of the Board it would be materially detrimental to PubCo for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, PubCo shall have the right to defer such filing for a period of not more than thirty (30) calendar days; provided, however, that PubCo shall not defer its obligation in this manner more than once in any 12-month period.
ARTICLE III

PUBCO PROCEDURES
3.1
General Procedures. If at any time on or after the Closing Date, PubCo is required to effect the Registration of Registrable Securities, PubCo shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as reasonably possible:
3.1.1.
prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);
3.1.2.
prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities thereby for its Effectiveness Period;

3.1.3.
prior to filing or confidentially submitting a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that, PubCo will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;
3.1.4.
prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5.
cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;
3.1.6.
provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7.
advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8.
at least five (5) calendar days prior to the filing or confidentially submitting of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities, and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9.
notify Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.10.
permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to PubCo, prior to the release or disclosure of any such information; and provided further, PubCo may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of the such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document;
3.1.11.
obtain a “cold comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders and such managing Underwriter;
3.1.12.
on the date the Registrable Securities are delivered for sale pursuant to such Registration in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Underwriter(s) and the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s), placement agent or sales agent may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the Underwriter(s), placement agent or sales agent;
3.1.13.
in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;
3.1.14.
make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), which shall be satisfied by PubCo’s filing such a statement on the Commission’s EDGAR site;

3.1.15.
if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and
3.1.16.
otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Holders, in connection with such Registration.
3.2
Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo, provided, however, that PubCo shall not be required to pay for more than one (1) registration proceeding with respect to a registration request begun pursuant to Section 2.1 by the Demanding Holders that is subsequently withdrawn at the request of the Demanding Holders. Any Registration Expenses of Registrations not borne by PubCo pursuant to the immediately preceding sentence shall be borne by the Demanding Holders Pro Rata. It is acknowledged by Holders that Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Holders.
3.3
Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of PubCo pursuant to a Registration initiated by PubCo hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements in form, scope and substance customary for such offerings and approved by PubCo and such person and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
3.4
Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) calendar days, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify Holders of the expiration of any period during which it exercised its rights under this Section 3.4. If so directed by PubCo, Holders will deliver to PubCo or, in Holders’ sole discretion, destroy, all copies of each Prospectus for which Holders have suspended use pursuant to this Section 3.4 covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (i) to the extent Holders are required to retain a copy of such Prospectus (a) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth herein, PubCo shall not provide any Holder with any material, nonpublic information regarding PubCo without the Holder’s consent, other than to the extent that providing notice under this Section 3.4 to such Holder constitutes material, nonpublic information regarding PubCo.
3.5
Reporting Obligations. As long as any Holder owns Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish Holders with true and complete copies of all such filings. PubCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell PubCo Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission to the extent such rule or such successor rule is available to PubCo), including providing any legal opinions. Upon the request of any Holder, PubCo shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
3.6
Limitations on Registration Rights. Notwithstanding anything herein to the contrary, (a) Sponsor may not exercise its rights solely in respect of the Private Placement Shares under Sections 2.1 and 2.2 hereunder after June 25, 2030 and June 25, 2032 respectively and (b) Sponsor may not exercise its rights solely in respect of the Private Placement Shares under Section 2.1 more than one time.
ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION
4.1
Indemnification.
4.1.1.
In connection with any Registration Statement in which a Holder of Registrable Securities is participating, PubCo agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates, officers and directors and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to PubCo by such Holder Indemnified Person expressly for use therein. Notwithstanding the foregoing, the indemnity agreement contained in this section 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed.

4.1.2.
In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify PubCo, its directors and officers and agents and each person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable outside attorneys’ fees) resulting from any Misstatement or alleged Misstatement, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
4.1.3.
Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party if the indemnifying party provides notice of such to the indemnified party within thirty (30) calendar days of the indemnifying party’s receipt of notice of such claim. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
4.1.4.
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. PubCo and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the PubCo’s or such Holder’s indemnification is unavailable for any reason.
4.1.5.
If the indemnification provided under Section 4.1 hereof is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or wilful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS
5.1
Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to PubCo, to: c/o AIR Limited Festival Office Tower Dubai, PO Box 117613 United Arab Emirates, attention: xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, with a copy (which will not constitute notice) to: Latham & Watkins (London) LLP, 99 Bishopsgate, London, EC2M 3XF, United Kingdom Attention: xxxxxxxxxxxxxxxxxxxxxxxxx; and, if to any Holder, at such Holder’s address or contact information as set forth in PubCo’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.1.
5.2
Assignment; No Third-Party Beneficiaries.
5.2.1.
This Agreement and the rights, duties and obligations of PubCo hereunder may not be assigned or delegated by PubCo in whole or in part.
5.2.2.
Prior to the expiration of the applicable Lock-Up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.
5.2.3.
This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of Sponsor, which shall include Permitted Transferees.
5.2.4.
This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, including Section 4.1 and Section 5.2 hereof.
5.2.5.
No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate PubCo unless and until PubCo shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to PubCo, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
5.3
Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
5.4
Governing Law; Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.
5.5
Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.
5.6
Amendments and Modifications. Upon the written consent of PubCo and Holders of at least a majority in interest of the Registrable Securities held by all Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects the Sponsor Holders as a group shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Sponsor Holders at the time in question so affected; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a shareholder of PubCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or PubCo and any other party hereto or any failure or delay on the part of a Holder or PubCo in exercising any rights or remedies under this

Agreement shall operate as a waiver of any rights or remedies of any Holder or PubCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this section 5.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.
5.7
Other Registration Rights. PubCo represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration filed by PubCo for the sale of securities for its own account or for the account of any other person. Further, PubCo represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
5.8
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written, including, without limitation, the Original Registration Rights Agreement.
5.9
Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (ii) with respect to any Holder, such Holder ceasing to hold Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Registration Rights Agreement to be executed as of the date first written above.

PUBCO:

AIR GLOBAL PLC

By:	/s/ Stuart Brazier
Name:	Stuart Brazier
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

SPECIFIED HOLDERS:

KINGSWAY FUND – FRONTIER CONSUMER FRANCHISES

By:	/s/ William Jones
Name:	William Jones
Title:	Director

KINGSWAY FCF OVERFLOW SPC – SEGREGATED PORTFOLIO ONE

By:	/s/ Laren Gillespie
Name:	Laren Gillespie
Title:	Director

KINGSWAY FCF OVERFLOW SPC – SEGREGATED PORTFOLIO TWO

By:	/s/ Laren Gillespie
Name:	Laren Gillespie
Title:	Director

KINGSWAY FCF OVERFLOW SPC – SEGREGATED PORTFOLIO FIVE

By:	/s/ Laren Gillespie
Name:	Laren Gillespie
Title:	Director

KINGSWAY FCF OVERFLOW SPC – SEGREGATED PORTFOLIO SIX

By:	/s/ Laren Gillespie
Name:	Laren Gillespie
Title:	Director

[Signature Page to Amended and Restated Registration Rights Agreement]

STUART BRAZIER
/s/ Stuart Brazier
BASSEM LOTFY
/s/ Bassem Lotfy
RONAN BARRY
/s/ Ronan Barry
SHANE GEORGE
/s/ Shane George
REINHARD MIECK
/s/ Reinhard Mieck

[Signature Page to Amended and Restated Registration Rights Agreement]

SPAC:

CANTOR EQUITY PARTNERS III, INC.

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

SPONSOR:

CANTOR EP HOLDINGS III, LLC

By:	/s/ Brandon Lutnick
Name:	Brandon Lutnick
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

SCHEDULE A